Exhibit 10.6


	SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT
This Second Amended and Restated Employment Agreement
("Agreement") made as of the 1st day of May, 1998, between
William M. Troutman ("Executive") and Lone Star Industries, Inc.,
a Delaware corporation having its principal office at 300 First
Stamford Place, Stamford, Connecticut and its successors and assigns ("Lone Star" or the "Company").
	W I T N E S S E T H:
WHEREAS, the Company and the Executive are parties to
an Amended and Restated Employment Agreement dated as of February
1, 1996, as amended effective August 1, 1996 (the "Superseded
Employment Agreement"), and desire to amend and restate the
Superseded Employment Agreement in its entirety.
NOW, THEREFORE, in consideration of the mutual
promises, agreements and covenants hereby made, the mutual
benefits to be derived from this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and
restate the Superseded Employment Agreement as follows:
1.	Lone Star hereby employs Executive, and Executive
hereby accepts employment by Lone Star, on the terms and
conditions set forth in this Agreement for an initial term of twenty-six (26) consecutive months commencing as of the date hereof and ending on June 30, 2000 (the "Initial Term"), as
President and Chief Executive Officer, with such duties as are specified in the By-Laws of Lone Star and such other duties
customary to the position as may be assigned to Executive from time to time by the Board of Directors of Lone Star.  Unless terminated pursuant to the other terms hereof, this Agreement shall continue in full force and effect after the Initial Term for successive terms of two years (each such term, and the
Initial Term, a "Term").
2.	Lone Star shall pay Executive a salary ("Salary")
at the rate of $400,000 per annum until the effective date of termination of this Agreement.  Salary shall continue to be paid to Executive on the currently established pay periods of Lone
Star.  The Compensation and Stock Option Committee (or such other
Board committee as shall then be responsible for making such decisions or, if none, the full Board of Directors) may in its discretion consider increases in the Executive's Salary from time to time, and upon any such increase "Salary" for purposes hereof shall thereafter mean the Executive's salary as so increased, notwithstanding any purported subsequent reduction thereof by any such committee or the Board.  In addition, the Compensation and
Stock Option Committee (or such other Board committee as shall then be responsible for making such decisions, or if none, the full Board of Directors) may in its discretion consider granting to the Executive from time to time such bonuses, stock options or other incentive compensation as it deems appropriate.
3.	(a)	(i)	Either party, by written notice to the
other at least six months prior to the expiration of the then current Term, may terminate this Agreement effective at the
expiration of such Term.  (ii) Lone Star, by written notice which sets forth the effective date of termination (which shall not be earlier than six (6) months after receipt of the written notice), may terminate this Agreement at any time for reasons (including without limitation, disability of the Executive) other than Cause
(as hereinafter defined).
(b)	In the event that this Agreement is
terminated by the Executive pursuant to Section 4 below or Lone
Star terminates this Agreement pursuant to Section 3(a) above,
Executive shall be entitled to a severance payment in an amount equal to Executive's Salary for the period from the effective date of the termination through the date one year (18 months, in the case of a termination pursuant to Section 4) after the
effective date of the termination (the "Severance Period").
Severance shall be paid in lump sum on the effective date of the termination.  In addition, the Executive shall continue to
receive life insurance and medical insurance under the Company's
Executive Medical Plan for Active Employees (as in effect as of the date of this Agreement and described in Article III of the
Supplemental Agreement) during the Severance Period (which is in addition to, and not in lieu of, benefit continuation under the
Consolidated Omnibus Budget Reconciliation Act of 1985
("COBRA")).  Severance pay pursuant to this Section shall be in lieu of severance pay pursuant to any other Lone Star severance policy.
(c)	Lone Star shall have the right to terminate
this Agreement for Cause during the Initial Term and thereafter and (subject to Section 6 below) Executive shall not be entitled to receive severance pay pursuant to this Section or any other policy or agreement of Lone Star.  Cause shall be construed to mean:
(1)  The willful and continued failure
by the Executive to substantially perform his duties with Lone
Star (other than any such failure resulting from his disability due to physical or mental illness) after a written demand for performance is delivered which specifically identifies the manner in which he has not substantially performed his duties, or
(2)	the willful engaging by Executive
in gross misconduct materially and demonstrably injurious to the
Company, monetarily or otherwise, or
  					(3)	conviction of fraud, theft or
embezzlement.
For purposes of this Section, no act, or failure
to act, shall be considered "willful" unless done, or omitted to be done, not in good faith or without reasonable belief that the action or omission was in the best interest of the Company.
The written demand in Section (c)(1) shall be
delivered to the Executive by the Board of Directors and shall set forth a reasonable period (not shorter than 30 business days)
in which Executive is expected to comply with said demand.  If
Executive does not comply thereafter, Lone Star shall have the right to terminate this Agreement upon seven (7) days' written notice to Executive.
4.	(a)	Lone Star hereby agrees not to: (i) change
the Executive's duties so that a reasonable man would interpret the change to be a demotion; or (ii) direct the Executive to relocate his office to a new location which is either in a State other than Indiana or more than twenty-five (25) miles from
Indianapolis, Indiana (excluding any relocation occurring prior to a Change in Control, as defined below, of the Executive's office (A) as a result of a relocation of Lone Star's operations presently located in Indianapolis, Indiana and (B) applicable to substantially all officers of Lone Star operating out of such location).  In the event Lone Star breaches its obligations in the immediately preceding sentence, Executive, at his option (and without limiting his remedies), can (if such demotion or
direction to relocate is not rescinded or corrected by the
Company within 30 days after written notice by Executive to the
Company, reasonably identifying, in the case of a demotion, the change in duties complained of) declare himself terminated for
"Good Reason" by giving written notice to Lone Star, and Lone
Star shall pay Executive severance pay and benefits as provided in Section 3(b) of this Agreement.  In no event shall Executive be required to perform duties or to suffer relocation prohibited by this Section 4.
(b)	In the event of the Executive's physical or
mental incapacity, the Executive may declare himself terminated for "Incapacity" by giving written notice to Lone Star, Lone Star shall pay Executive severance pay and benefits as provided in
Section 3(b) of this Agreement.  "Physical or mental incapacity"
shall mean the inability of Executive by reason of a physical or mental illness to perform his duties hereunder for a period of 90 consecutive days or a total of 120 days in any twelve month
period and such incapacity is determined by a physician selected by Executive (or his legal representatives) and reasonably
acceptable to the Company to be such as prevents Executive from performing adequately his normal duties to the Company.  During any period that the Executive is unable to perform his duties by reason of physical or mental incapacity, Executive shall continue to receive his full compensation and benefits hereunder.
5.	Executive shall participate in Lone Star's 401(k)
savings plan and vacation and holiday programs and other benefits in the same manner as other executive salaried employees of Lone
Star and in accordance with the terms thereof; provided that
Executive shall not participate in any short term disability insurance plan, long term disability insurance plan or the
Company's Supplemental Executive Retirement Plan dated July 16,
1996.
6.	Following a Change in Control, as defined below,
the Executive, on thirty days written notice (which notice must be delivered within twelve months after the Company gives the
Executive notice of the Change in Control or the Executive has actual knowledge of such Change in Control), may terminate his employment with the Company.  Upon any such termination, the
Executive shall be entitled to lump sum severance pay in an
amount equal to thirty months' Salary.  In addition, the
Executive shall continue to receive life insurance and medical insurance under the Company's Executive Medical Plan for Active
Employees (as in effect as of the date of this Agreement and described in Article III of the Supplemental Agreement) during the Severance Period (which is in addition to, and not in lieu of, benefit continuation under COBRA).  Severance pay pursuant to this Section shall be in lieu of severance pay pursuant to any
Lone Star policy or other agreement and all other obligations of the Company for severance pay under this Agreement.  For purposes of this Agreement a "Change in Control" shall be deemed to have occurred upon the occurrence of any of the following events:
(i)  Any acquisition by any individual, entity or group
(within the meaning of Section 13(d)(3) or 14(d)(2) of the
Securities Exchange Act of 1934 (the "Exchange Act")) (a
"Person") of beneficial ownership (within the meaning of Rule
13d-3 promulgated under the Exchange Act) of shares of common stock of the Company (the "Common Stock") and/or other voting securities of the Company entitled to vote generally in the
election of directors ("Outstanding Company Voting Securities")
after which acquisition such individual, entity or group is the beneficial owner of twenty percent (20%) or more of either (A)(1)
the then outstanding shares of Common Stock or (2) the
Outstanding Company Voting Securities; excluding, however, the following:  (1) any acquisition by the Company, (2) any
acquisition by an employee benefit plan (or related trust)
sponsored or maintained by the Company or (3) any acquisition by any corporation pursuant to a reorganization, merger,
consolidation or similar corporate transaction (in each case, a
"Corporation Transaction"), if, pursuant to such Corporate
Transaction, the conditions described in clauses (1), (2) and (3)
of paragraph (iii) of this Section 6 are satisfied; or (B) any transaction in which the Executive and the Chairman of the
Company (both as of the date of this Agreement and subject to health related availability) (1) retain their current positions with the Company immediately after such transaction and (2) will immediately after such transaction beneficially own an aggregate
(for both such executives), directly or indirectly (including, without limitation, ownership by family members, trusts or
foundations for or controlled by family members), more than 5% of either the (a) then outstanding shares of common stock of the
Company and/or (b) the other voting securities of the Company entitled to vote generally in the election of directors (any transaction under this clause (B) hereinafter referred to as a
"Management Event").
(ii)  A change in the composition of the Board of
Directors of the Company (other than in connection with a
Management Event) such that the individuals who, as of the date hereof, comprise a class of directors of the Board (the members of each class of directors of the Board as of the date hereof shall be hereinafter referred to as an "Incumbent Class" and the members of all of the Incumbent Classes shall be hereinafter collectively referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the class; provided, however, for purposes of this subsection that any individual who becomes a member of an Incumbent Class subsequent to the date hereof whose election, or nomination for election by the
Company's stockholders, was approved in advance or
contemporaneously with such election by a vote of at least a majority of those individuals who are members of the Incumbent
Board and a majority of those individuals who are members of such
Incumbent Class (or deemed to be such pursuant to this proviso), shall be considered as though such individual were a member of the Incumbent Class; but, provided further, that any such
individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the
Exchange Act) or other actual or threatened solicitation of
proxies or consents by or on behalf of a Person other than the
Board of Directors of the Company or actual or threatened tender offer for shares of the Company or similar transaction or other contest for corporate control (other than a tender offer by the
Company) shall not be so considered as a member of the Incumbent
Class; or
(iii)  The approval by the stockholders of the Company
of a Corporate Transaction or, if consummation of such Corporate
Transaction is subject, at the time of such approval by stock-
holders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly);
excluding, however, a Management Event or a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding shares of Common Stock and Outstanding Company Voting
Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than eighty
percent (80%) of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate
Transaction and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, (2) no Person (other than the
Company, any employee benefit plan (or related trust) of the
Company or the corporation resulting from such Corporate
Transaction and any Person beneficially owning, immediately prior to such Corporate Transaction, directly or indirectly, twenty percent (20%) or more of the outstanding shares of Common Stock or Outstanding Company Voting Securities, as the case may be)
will beneficially own, directly or indirectly, twenty percent
(20%) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate
Transaction or the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (3) individuals who were members of the
Incumbent Board will constitute at least a majority of the
members of board of directors of the corporation resulting from such Corporate Transaction; or
(iv)  The approval of the stockholders of the Company
of (1) a complete liquidation or dissolution of the Company or
(2) the sale or other disposition of all or substantially all of the assets of the Company; excluding, however, such a sale or other disposition to a corporation (A) in connection with a
Management Event or (B) with respect to which following such sale or other disposition, (1) more than eighty percent (80%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be then beneficially owned, directly or indirectly, by all or substantially all of the
individuals and entities who were the beneficial owners,
respectively, of the outstanding shares of Common Stock and
Outstanding Company Voting Securities immediately prior to such sale or other disposition, (2) no Person (other than the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning,
immediately prior to such sale or other disposition, directly or indirectly, twenty percent (20%) or more of the outstanding
shares of Common Stock or Outstanding Company Voting Securities,
as the case may be) will beneficially own, directly or
indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting
securities of such corporation entitled to vote generally in the election of directors and (3) individuals who were members of the
Incumbent Board will constitute at least a majority of the
members of the board of directors of such corporation.
In the event of any conflict between this Section 6 and
any other Section of this Agreement (other than Section 5), the terms of this Section 6 shall control so that, without
limitation, the Executive shall be entitled to the payment and benefits provided under this Section 6 notwithstanding any
purported termination (whether for Cause or otherwise) and
regardless of whether such purported termination precedes or follows the giving of a notice of termination by the Executive under this Section 6 by the Company.
7.	Immediately upon the occurrence of a Change in
Control, the Company shall establish a grantor trust on behalf of the Executive, subject to the claims of the Company's creditors
(commonly referred to as a "Rabbi Trust").  The Company shall contribute to the Rabbi Trust an amount sufficient to provide for the severance benefits and payment of all other benefits under this Agreement.  Any payments made to the Executive under this
Agreement shall be made from such Rabbi Trust.  The Rabbi Trust shall terminate and any remaining assets shall be returned to the
Company no sooner than July 1, 2005, unless the Executive has provided written notice of an unsatisfied claim to the trustee of the Rabbi Trust, in which case the Rabbi Trust shall not
terminate until such claim is resolved pursuant to paragraph 12.
8.	Upon presentation to Lone Star of appropriate
documentation, Executive will be entitled to reimbursement within guidelines established by Lone Star for all reasonable and
necessary business expenses incurred by him for entertainment, travel and similar items.
9.	Executive agrees that during his period of
employment by Lone Star and thereafter he shall hold in
confidence and not disclose to any unauthorized person any
knowledge or information acquired and possessed by him of a
confidential nature or any trade secret with respect to the
business of Lone Star, and not to disclose, publish or make use of the same without the prior express consent of Lone Star.
Executive shall be free to disclose such information, knowledge or trade secret in the ordinary course of his carrying out his duties as an officer of Lone Star, and shall be free to disclose such information, knowledge or trade secret during his period of employment by Lone Star and thereafter if such matters become public or if compelled by legal process.
10.	Executive agrees that during the term of his
employment he will not without the consent of Lone Star, in any manner, directly or indirectly, own, manage, be employed by, operate, join, control, participate in, be connected with, engage in, or become interested in any business of the same or similar nature to, or competitive with, that carried on by Lone Star during the Executive's employment by Lone Star, in those parts of the world where Lone Star does business.  Ownership of publicly traded securities of a business of the same or similar nature to, or competitive with, that carried on by Lone Star, shall not violate this paragraph, provided the Executive does not acquire more than 5% of the voting stock of any such corporation.
11.	The Executive agrees that any copyright or
patentable invention that he may conceive, make, invent, suggest or reduce to practice during the period of his employment with
Lone Star (whether individually or jointly with any other person or persons), relating in any way to the business of Lone Star shall be the sole, exclusive and absolute property of Lone Star.
12.	Any dispute hereunder shall be resolved in the
same manner as is provided in Section 4.1 of the Supplemental
Agreement.  Any amounts not paid by the Company hereunder within five business days after the date they are due shall be paid with interest from its due date at the rate announced from time to time by Citibank, N.A. as its prime or similar rate plus 3%.
13.	Nothing contained in this Agreement (including,
without limitation, any of the terms and conditions of the last sentence of Section 3(b), Section 5, Section 6 and this Section
13) shall affect the force and effect of (i) the Second Amended and Restated Agreement, of even date herewith, between the
Company and the Executive relating to certain supplemental
retirement, medical insurance, disability and other benefits and rights, a copy of which is attached hereto as Exhibit A (the
"Supplemental Agreement"); (ii) the Company's Executive Incentive
Plan as in effect from time to time or his right to receive
benefits thereunder (including, without limitation, his right to any bonus thereunder upon a Change in Control or otherwise) or
(iii) any indemnification agreements or arrangements including those set forth in the Company's Certificate of Incorporation or
By-laws.  This Agreement and the Supplemental Agreement
constitute the entire agreement between the parties as to matters covered hereby and thereby and may not be changed or modified except by an agreement in writing signed by Lone Star and the
Executive.  This Agreement supersedes the Superseded Employment
Agreement.
     14.	(a)	Anything in this Agreement or the
Supplemental Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company (including any made from plans sponsored by the
Company, through annuities, Rabbi Trusts or otherwise) to or for the benefit of Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement
(including this Section 14), the Supplemental Agreement, the
Company's Executive Incentive Plan or otherwise (any such
payments or distributions being individually referred to herein as a "Payment", and any two or more of such payments or
distributions being referred to herein as "Payments"), would be subject to the excise tax imposed by Section 4999 of the Internal
Revenue Code of 1986, as amended ("Code") (such excise tax,
together with any interest thereon, any penalties, additions to tax, or additional amounts with respect to such excise tax, and any interest in respect of such penalties, additions to tax or additional amounts, being collectively referred herein to as the
"Excise Tax"), then Executive shall be entitled to receive and the Company shall make an additional payment or payments
(individually referred to herein as a "Gross-Up Payment," and any two or more of such additional payments being referred to herein as "Gross-Up Payments") in an amount such that after payment by the Executive of all Taxes (as defined in Section 14(e)) imposed upon all Gross-Up Payments, Executive retains an amount of such
Gross-Up Payments equal to the Excise Tax imposed upon the
Payments.
			(b)	Subject to the provisions of Section 14(c)
and (d), any determination required to be made under Section
14(a) including whether Gross-Up Payments are required and the amount of such Gross-Up Payments, shall initially be made, at the
Company's expense, by nationally recognized tax counsel retained to represent the Executive by the Company, such counsel to be mutually acceptable to the Company and the Executive ("Tax
Counsel").  Tax Counsel shall provide detailed supporting legal authorities, calculations and documentation both to the Company and the Executive within 15 business days after the termination of the Executive's employment, if applicable, and such other time or times as is reasonably requested by the Company or the
Executive.  If Tax Counsel makes the initial determination that no Excise Tax is payable by the Executive with respect to a
Payment or Payments, it shall furnish the Executive with an
opinion that no Excise Tax will be imposed with respect to any such Payment or Payments.  As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that Gross-Up Payments (or portions thereof) which will not have been made by the Company should have been made, and if upon any reasonable written request from the Executive, the Company or Tax
Counsel, Tax Counsel thereafter determines that the Executive is required to make a payment of any Excise Tax or any additional
Excise Tax, as the case may be, Tax Counsel shall, at the
Company's expense, determine the amount of the underpayment that has occurred and any such underpayment (together with any
additional Taxes resulting from the Payment or resulting from the underpayment of Excise Tax) shall be promptly paid by the Company to Executive.
			(c)	The Company shall defend (by the Tax Counsel
or by other nationally recognized tax counsel acceptable to the
Executive), hold harmless and indemnify the Executive on a fully grossed-up after Tax basis from and against any and all Excise
Tax, other Taxes, claims, losses, liabilities, obligations,
damages, impositions, assessments, demands, judgments,
settlements, fines, interest, costs and expenses (including
reasonable attorneys', accountants', and experts' fees and
expenses) (collectively, "Costs") with respect to any claim made against the Executive by the Internal Revenue Service, any other governmental agency or any other person or entity, for any Excise
Tax.
			(d)	Pending the outcome of any such claim, the
Company shall advance to Executive on an interest-free basis, the total amount of the Excise Tax or other Taxes claimed in order for Executive to pay or cause to be paid the Excise Tax or other
Taxes claimed.  Executive shall, at the Company's reasonable request and at the Company's sole cost and expense, file a claim for refund of such Excise Tax and/or other Taxes and sue for a refund of such Taxes if such claim for refund is disallowed by the appropriate taxing authority (it being understood and agreed by the parties hereto that the Company shall only be entitled to sue for a refund and the Company shall not be entitled to
initiate any proceeding in, for example, United States Tax Court)
and shall indemnify and hold Executive harmless, on a fully
grossed-up after Tax basis, from any Tax imposed with respect to such advance or with respect to any imputed income with respect to such advance.  Within ten (10) days after the Company is
notified of a claim against the Executive for Excise Tax, whether such notice is provided by the Executive or otherwise, the
Company (i) shall notify the Executive in writing (a "Defense
Notice") that the Company is defending and indemnifying the
Executive for such claim pursuant to Section 14(c), and
thereafter (ii) shall control the defense or prosecution, at its sole cost, expense and risk, of such claim by all appropriate proceedings, which proceedings shall be defended or prosecuted diligently by the Company to a final determination; provided, however, that (i) the Company shall not, without Executive's prior written consent, enter into any compromise or settlement of such claim that would adversely affect Executive, (ii) any
request from the Company to the Executive regarding any extension of the statute of limitations relating to assessment, payment or collection of taxes for the taxable year of Executive with
respect to which the contested issues involved in, and amount of, the claim relate is limited solely to such contested issues and amount, and (iii) the Company's control of any contest or
proceeding shall be limited to issues with respect to the claim and Executive shall be entitled to settle or contest, in his sole and absolute discretion, any other issue raised by the Internal
Revenue Service or any other taxing authority.  So long as the
Company is diligently defending or prosecuting such claim,
Executive shall provide or cause to be provided to the Company any information reasonably requested by the Company that relates to such claim, and shall otherwise cooperate (at the Company's sole cost and expense) with the Company and its representatives in good faith in order to contest effectively such claim.  The
Company shall keep Executive informed of all developments and events relating to any such claim (including, without limitation, providing to Executive copies of all written materials pertaining to any such claim), and Executive or his authorized
representatives shall be entitled, at Executive's expense, to participate in all conferences, meetings and proceedings relating to any such claim.  If the Company fails to (i) timely deliver a
Defense Notice or (ii) thereafter perform the obligations under
Section 14(c) to the Executive's reasonable satisfaction, then
Executive shall at any time thereafter have the right (but not the obligation), at his election and in his sole and absolute discretion, to defend or prosecute, at the sole cost, expense and risk of the Company, such claim.  Executive shall have full
control of such defense or prosecution and such proceedings, including any settlement or compromise thereof.  If requested by
Executive, the Company shall cooperate, and shall cause its
affiliates to cooperate, in good faith with Executive and his authorized representatives in order to contest effectively such claim.  The Company may attend, but not participate in or
control, any defense, prosecution, settlement or compromise of any claim controlled by Executive pursuant to this Section 14(d)
and shall bear its own costs and expenses with respect thereto.
In the case of any claim that is defended or prosecuted by
Executive, Executive shall, from time to time, be entitled to current payment, on a fully grossed-up after Tax basis, from the
Company with respect to Costs incurred by Executive in connection with, or arising out of, such defense or prosecution.
	(e)	For purposes of this Section 14, the terms
"Tax" and "Taxes" mean any and all federal, state and local taxes of any kind whatsoever (including, but not limited to, any and all Excise Tax, income taxes, FICA taxes and employment taxes), together with any interest thereon, any penalties, additions to tax, or additional amounts with respect to such taxes and any interest in respect of such penalties, additions to tax, or
additional amounts.
15.	The Company has purchased and shall maintain in
effect, on behalf of the Executive, (i) an insurance policy to cover any litigation costs of the Executive (or his spouse)
associated with the enforcement of this Agreement or the
Supplemental Agreement against the Company in an amount of
$250,000 and (ii) an insurance policy to cover certain medical benefits under the Supplemental Agreement in the event of a
default thereunder by the Company.  The Company shall fully
reimburse the Executive for the federal, state and local taxes incurred by the Executive in connection with the purchase and maintenance of such policies (the "Reimbursement") and any
federal, state or local taxes on the Reimbursement, based on the highest marginal tax rate in effect so that the Executive has no federal, state or local tax liability as a result of this
section.
16.	The Company agrees that if the Executive's
employment with the Company is terminated pursuant to this
Agreement during the term of this Agreement, the Executive shall not be required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to this Agreement.  Further, the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Executive or benefit provided to the Executive as the result of employment by another employer or otherwise.  Except as otherwise provided herein and apart from any disagreement between the Executive and the Company concerning interpretation of this Agreement or any term or provision hereof, the Company's obligations to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive.
17.	This Agreement shall be governed by and construed
in accordance with the laws of the State of Connecticut.
18.	This Agreement shall be binding upon and inure to
the benefit of the Company, including any purchaser of all or substantially all of the assets of the Company and the surviving entity of any merger or consolidation to which the Company is a party and the Executive and his heirs, executors, administrators and legal representatives.
19.	Except as provided herein, this Agreement cannot
be assigned by Lone Star or Executive without prior written consent.

20.	All notices, communications, etc., shall be sent
to:
(a)	Corporate Secretary
Lone Star Industries, Inc.
300 First Stamford Place
Stamford, CT  06912
(b)	William M. Troutman
8751 Jaffa Court, East Drive
Apartment 31
Indianapolis, IN 46260





William M. Troutman



LONE STAR INDUSTRIES, INC.



By:
   David W. Wallace
   Chairman of the Board


		- and -



By:
   Jack R. Wentworth
   Chairman of the Compensation
   and Stock Option Committee


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